Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

February 21, 2018
Date

JEFFREY PESKIND

/s/ Jeffrey Peskind

PHOENIX INVESTMENT ADVISER LLC

/s/ Jeffrey Peskind
Name:	Jeffrey Peskind
Its:	Managing Member

JLP CREDIT OPPORTUNITY MASTER FUND LTD

/s/ Jeffrey Peskind
Name:	Jeffrey Peskind
Its:	Director

JLP PARTNERS MASTER FUND LP

By: Phoenix Capital Management LLC, its General Partner

/s/ Jeffrey Peskind
Name:	Jeffrey Peskind
Its:	Managing Member